Exhibit 5.1

Sean M. Clayton

+1 858 550 6034

sclayton@cooley.com

October 3, 2019

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

Ladies and Gentlemen:

We have acted as counsel to TRACON Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), as amended, by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $4,085,552 of shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) that may be issued and sold under the Capital on DemandTM Sales Agreement, dated September 6, 2018, between the Company and JonesTrading Institutional Services LLC, as amended (such agreement, the “Sales Agreement”, and such shares, the “Sales Agreement Shares”).  The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus provide for the registration by the Company of:

•	shares of Common Stock (the “Base Prospectus Shares”);
•	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);
•

warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.7 and 4.8 to the Registration Statement, respectively (each, a “Warrant Agreement”); and

•	the Sales Agreement Shares.

4401 Eastgate Mall, San Diego, CA 92121  T: (858) 550-6000  F: (858) 550-6420  www.cooley.com

TRACON Pharmaceuticals, Inc.

The Base Prospectus Shares, the Preferred Stock, the Warrants and the Sales Agreement Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $100,000,000.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares (or Preferred Stock convertible into Base Prospectus Shares or Warrants exercisable for Base Prospectus Shares) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Sales Agreement Shares, we have assumed that no more than 8,171,104 Sales Agreement Shares will be sold based on an assumed sale price of $0.50 per share and that the sale of the Sales Agreement Shares will be duly authorized by the Board or a committee thereof.  With respect to our opinion as to the Sales Agreement Shares to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause outstanding securities to be exercisable or convertible for more shares of Common Stock than the number that remain authorized but unissued.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance, and that the consideration for the issuance and sale of the Preferred Stock (or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.  We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon exercise of any Warrants, the applicable Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

TRACON Pharmaceuticals, Inc.

With respect to the Sales Agreement Shares, we have assumed (i) that the specific sale of the

Sales Agreement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the DGCL”) and (ii) that no more than 8,171,104 Sales Agreement Shares will be sold. With respect to the Sales Agreement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock then authorized less the sum of the number of shares outstanding or committed to be issued to exceed the number of Sales Agreement Shares then issuable under the Sales Agreement.

Our opinion herein is expressed solely with respect to the DGCL and, as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Base Prospectus Shares offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act, and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act, and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are

TRACON Pharmaceuticals, Inc.

in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.

With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.

The Sales Agreement Shares, when issued and paid for in accordance with the Sales Agreement and as provided in the Sales Agreement Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

TRACON Pharmaceuticals, Inc.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus.  We further consent to the incorporation by reference of this opinion into any registration statement or post-effective amendment thereto filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities, and any such additional Securities will also be covered by this opinion.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Cooley LLP

By:  /s/ Sean M. Clayton

       Sean M. Clayton